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                                                                   EXHIBIT 10.37

[LOGO]               MARKETING AND RESELLER AGREEMENT



THIS MARKETING AND RESELLER AGREEMENT ("Agreement") dated as of November 2, 1999, entered into by and between Columbia Information Systems, Inc. ("Columbia"), a Tennessee corporation with a notice address of 2555 Park Plaza, Nashville, TN 37203, and HealthGate Data Corp. ("HealthGate"), a Delaware corporation with a notice address of 25 Corporate Drive, Suite 310, Burlington Massachusetts 01803.

WHEREAS, HealthGate and Columbia wish to enter into an agreement providing HealthGate with certain rights and Columbia with certain services and marketing and sales rights;

NOW, THEREFORE, in consideration of HealthGate's agreement to issue to Columbia a warrant to purchase shares of common stock of HealthGate (the "Warrant"), the form of which is attached to this Agreement, the parties hereto agree as follows:

1.    DEFINITIONS. The following terms shall have the following meanings:

1.1. "Affiliated Providers" shall mean C/HCA Providers, Triad Providers, and Lifepoint Providers.

1.2. "Authorized Users" shall mean (i) Licensee, (ii) Affiliated Providers and HPG Members to which Licensee provides the HealthGate Products under this Agreement, (iii) persons who access portions of the HealthGate Products that may require user registration and authentication in compliance with HealthGate's software licenses, and (iv) persons who access portions of the HealthGate Products that may not require user registration and passwords.

1.3. "C/HCA Providers" shall mean those healthcare providers owned, controlled, or operated by any entity owned or controlled by Columbia/HCA Healthcare Corporation.

1.4. "Columbia Trademarks" shall mean Columbia's name, logos, trademarks, servicemarks, and trade dress created or used by Columbia.

1.5. "Confidential Information" shall mean any and all information of either party and its affiliates that is generally not known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information which, if disclosed by either party or its affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, production, distribution, advertising, marketing, and financial activities of either party and its affiliates and (ii) the costs, sources of supply, financial performance and strategic plans of either party and its affiliates. Confidential Information also includes comparable information that either party or any of its affiliates have received belonging to others or which was received by either party or any of its affiliates with any understanding that it would not be disclosed.

1.6.  "Expiration Date" shall mean November 1, 2002.

1.7. "HealthGate Products" shall mean the Portal, the CHOICE Web Sites, and any customized CHOICE Web Site provided under the Web Site Agreement for an Affiliated Provider or HPG Member as described in SCHEDULES A, B, AND C attached to the Web Site Agreement.

1.8. "HealthGate Trademarks" shall mean HealthGate's name, logos, trademarks, servicemarks, and trade dress created or used by HealthGate.

1.9. "HPG Members" shall mean those healthcare providers that are members of HealthTrust Purchasing Group, LP.

1.10. "Information" shall mean that content and services provided by or through HealthGate under this Agreement

1.11. "Information Partners" shall mean those entities that have licensed HealthGate certain information or content included in the Information.


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1.12. "Provider Content" shall mean content developed, owned, or licensed by an
      Affiliated Provider or HPG Member and provided by the applicable Affiliated Provider or HPG Member to HealthGate.

1.13. "LifePoint Providers" shall mean those healthcare providers owned, controlled, or operated by any entity owned or controlled by Lifepoint Hospitals, Inc.

1.14. "Net Advertising Revenues" shall mean all advertising and sponsorship monies received for advertising or sponsorship placements on the HealthGate Products less the cost of preparing such displays or placements, agency discounts, frequency discounts, sales commissions, any other third party obligations or revenue sharing commitments, and any sales or use taxes, if applicable, related to such advertising and sponsorship placements.

1.15. "Net E-Commerce Revenues" shall mean the revenue for all products sold through a customized CHOICE Web Site provided under this Agreement to facilities other than Affiliated Providers or HPG Members less the cost of such product, including the manufacturing, shipping, and storage of such product, agency discounts, frequency discounts, sales commissions, any other third party obligations or revenue sharing commitments, and any sales or use taxes, if applicable, related to such product revenue.

1.16. "Portal" shall mean a health portal site designed, developed, and maintained for Columbia in accordance with the Web Site Agreement.

1.17. "Triad Providers" shall mean those healthcare providers owned, controlled, or operated by any entity owned or controlled by Triad Hospitals, Inc.

1.18. "Web Site Agreement" shall mean the Co-Branded CHOICE Web Site Agreement dated November 2, 1999 between Columbia and HealthGate.

2.    DEVELOPMENT OF HEALTHGATE PRODUCTS; MARKETING AND RESELLING; TERM

2.1 HealthGate shall have the right to make a first offer to provide services for adding additional content to the Portal, or to any website owned or operated by Columbia or C/HCA Providers. Columbia and C/HCA Providers shall have the right to obtain content for their websites internally or from other third parties, in their sole discretion, subject to the requirements of this Section 2.1. All revenues generated from portions of their websites containing self-generated or third party-generated content shall belong to Columbia and/or the applicable C/HCA Provider.

2.2 Columbia shall endorse HealthGate as the preferred provider of patient and consumer oriented health content for Affiliated Providers' websites. HealthGate shall be allowed to use this endorsement in their advertising and other promotional materials, subject to Columbia's reasonable approval.

2.3 Columbia shall have the right, with the prior approval of HealthGate, to provide and/or resell any HealthGate Products and services provided under the Web Site Agreement to facilities other than Affiliated Providers. Columbia shall not have the right to provide and/or resell any HealthGate Products to any provider which already has an agreement with HealthGate for any HealthGate products or services, or has an agreement with a reseller of HealthGate for any HealthGate products or services.

2.4 During the term of this Agreement, Columbia shall receive, as a commission for each HealthGate product or services it sells to facilities other than Affiliated Providers, 30% of the then current published list price of the product sold and 10% of the Net Advertising Revenue and Net E-Commerce Revenue for non-pharmaceutical e-commerce of non-Medicare reimbursed products and services. Commissions shall be paid quarterly, within 45 days after the close of the quarter regardless if HealthGate collects payment from advertisers or sponsors.

2.5 HealthGate shall have the exclusive rights to host Provider Content on the Internet through its activePress Light web publishing services during the term of this Agreement.

2.6 Columbia and HealthGate agree to meet periodically to discuss new business opportunities. Such


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      opportunities shall include, but shall not be limited to, web site hosting, personal health records, web site creation utility, job postings, WebBabies, senior health, and HIS interfaces.

3.    STOCKHOLDERS AGREEMENT

3.1 HealthGate and the other parties to the Amended and Restated Stockholders Agreement dated April 7, 1999 shall have executed and delivered an amendment to the Stockholders Agreement adding Columbia to such agreement.

4. COLUMBIA'S INVESTMENT AND OTHER REPRESENTATIONS. Columbia hereby represents and warrant as follows:

4.1 Columbia is acquiring the Warrant and will acquire the common stock received upon exercise for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof, nor with any present intention of distributing or selling the same to the public. Columbia is aware of the restrictions and limitations affecting its right and ability to sell or transfer such securities; provided that nothing contained herein will prevent Columbia and subsequent holders of restricted securities from transferring such securities.

4.2 Columbia has full power and authority to enter into and to perform this Agreement in accordance with its terms. Columbia has not been organized, reorganized or recapitalized specifically for the purpose of investing in HealthGate.

4.3 Columbia is an accredited investor within the definitions set forth in Securities Act Rule 501(a).

4.4 The Warrant Certificate will be imprinted with a legend in substantially the following form:

      "THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (1) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (II) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144."

4.5 Columbia is a corporation duly organized, validly existing and in good standing under the laws of Tennessee. Columbia has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

4.6 The execution, delivery and performance of this Agreement and all other agreements and the transactions contemplated hereby have been duly authorized by Columbia. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of Columbia, enforceable in accordance with its terms; except as enforcement thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting rights of creditors generally. The execution and delivery by Columbia of this Agreement and all other agreements contemplated hereby and thereby and the fulfillment of and compliance with the respective terms hereof and thereof by Columbia, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) result in a violation of, or
      (iii) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the charter or bylaws of Columbia, or any law, statute, rule or regulation to which Columbia is subject, or any agreement, instrument, order, judgment or decree to which Columbia is subject.

4.7 No permit, consent, approval or authorization of, or declaration to or filing with, any government authority is required in connection with the execution, delivery and performance by Columbia of this


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      Agreement or the other agreements contemplated thereby, or the consummation by Columbia of any other transactions contemplated hereby or thereby.

5. HEALTHGATE'S REPRESENTATIONS. HealthGate hereby represents and warrant as follows:

5.1 HealthGate is a corporation duly organized, validly existing and in good standing under the laws of Delaware. HealthGate has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

5.2 The execution, delivery and performance of this Agreement and all other agreements and the transactions contemplated hereby have been duly authorized by HealthGate. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of HealthGate, enforceable in accordance with its terms; except as enforcement thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting rights of creditors generally. The execution and delivery by HealthGate of this Agreement and all other agreements contemplated hereby and thereby and the fulfillment of and compliance with the respective terms hereof and thereof by HealthGate, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) result in a violation of, or (iii) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the charter or bylaws of HealthGate, or any law, statute, rule or regulation to which HealthGate is subject, or any agreement, instrument, order, judgment or decree to which HealthGate is subject.

5.3 No permit, consent, approval or authorization of, or declaration to or filing with, any government authority is required in connection with the execution, delivery and performance by HealthGate of this Agreement or the other agreements contemplated thereby, or the consummation by HealthGate of any other transactions contemplated hereby or thereby.

6.0   DISCLAIMER OF WARRANTIES, LIMITATION TO WARRANTIES AND LIABILITIES.

      THE WARRANTIES EXPRESSED IN SECTION 5 ABOVE REPRESENT THE ENTIRE WARRANTY OF HEALTHGATE WITH RESPECT TO THIS AGREEMENT, AND ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH HEALTHGATE DISCLAIMS. DUE TO THE NUMBER OF SOURCES FROM WHICH INFORMATION ON THE HEALTHGATE PRODUCTS IS OR WILL BE OBTAINED, AND THE INHERENT HAZARDS OF ELECTRONIC DISTRIBUTION, THERE MAY BE DELAYS, OMISSIONS OR INACCURACIES IN SUCH INFORMATION AND THE HEALTHGATE PRODUCTS. THE HEALTHGATE PRODUCTS COULD INCLUDE TECHNICAL OR OTHER INACCURACIES OR TYPOGRAPHICAL ERRORS. PERIODICALLY, CHANGES MAY BE MADE IN THE INFORMATION PROVIDED IN THE HEALTHGATE PRODUCTS. HEALTHGATE AND ITS AFFILIATES, AGENTS AND ITS INFORMATION PARTNERS CANNOT AND DO NOT WARRANT THE ACCURACY, COMPLETENESS, CURRENTNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE INFORMATION AND CONTENT AVAILABLE THROUGH THE HEALTHGATE PRODUCTS, OR THE HEALTHGATE PRODUCTS THEMSELVES, OR ANY OTHER INFORMATION WHICH IS REFERENCED BY OR LINKED TO THE HEALTHGATE PRODUCTS. THE PRESENCE IN OR ABSENCE FROM THE INFORMATION, RELATED MATERIALS, DATA, EVENTS, RESEARCH OR DEVELOPMENTS DOES NOT IMPLY THE SPECIFIC EXISTENCE OR THE NON-EXISTENCE THEREOF, NOR DOES HEALTHGATE CLAIM COMPREHENSIVENESS OR THE ABSENCE OF ERRORS. HEALTHGATE ASSUMES NO RESPONSIBILITY FOR THE USE OF THE HEALTHGATE PRODUCTS BY THE COLUMBIA OR AUTHORIZED USERS. HEALTHGATE AND ITS INFORMATION PARTNERS SHALL NOT BE LIABLE FOR LOSS OF PROFITS, LOSS OF USE, OR INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES AS A RESULT OF USE OF THE HEALTHGATE PRODUCTS OR THE INFORMATION, EVEN IF EXPRESSLY MADE AWARE OF THE POSSIBILITY THEREOF. IN NO EVENT MAY ANY ACTION BE BROUGHT AGAINST HEALTHGATE, OR AN INFORMATION PARTNER ARISING OUT OF THIS AGREEMENT MORE THAN ONE YEAR AFTER THE CLAIM OR CAUSE OF ACTION ARISES, DETERMINED WITHOUT


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      REGARD TO WHEN THE COLUMBIA OR AUTHORIZED USER SHALL HAVE LEARNED OF THE
      ALLEGED DEFECT, INJURY, OR LOSS. IN NO EVENT SHALL HEALTHGATE'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AGGREGATE AMOUNT OF LICENSE FEES PAID BY COLUMBIA PURSUANT TO THIS AGREEMENT (WHETHER SUCH LIABILITY ARISES FROM BREACH OF WARRANTY, BREACH OF THIS CONTRACT OR OTHERWISE, AND WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE AND STRICT LIABILITY). THE PROVISIONS OF THIS SECTION 6 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

7.0   EFFECTIVENESS OF AGREEMENT

7.1 This Agreement shall become effective when HealthGate shall have received the necessary approvals from its stockholders for the issuance of the Warrant.

7.2   HealthGate shall use reasonable efforts to obtain the approvals.

8.0   TERMINATION

8.1 Either party shall have the right to terminate this Agreement in the event that the other party hereto has materially breached this Agreement; provided, however, that no such termination shall be effective unless (i) the terminating party provides the Termination Notice via overnight courier to the other party setting forth the facts and circumstances constituting the breach, and (ii) the party alleged to be in default does not cure such default within ten (10) business days following receipt of the Termination Notice. In the event that the nature of the default specified in the Termination Notice cannot be reasonably cured within ten
      (10) business days following receipt of the Termination Notice, a party shall not be deemed to be in default if such party shall, within such ten
      (10) day period, present a schedule to cure the default, commences curing such default and thereafter diligently executes the same to completion within six months. If the breach specified in the Termination Notice is timely cured or cure is commenced and diligently pursued, as provided above, the Termination Notice shall be deemed rescinded and this Agreement shall continue in full force and effect. Notwithstanding the foregoing, all Termination Notices for non-payment must be cured with thirty (30) days of receipt. In the event the default specified in the Termination Notice cannot be reasonably cured at all, a party shall be deemed to be in default.

8.2 This Agreement will automatically terminate upon termination of the Web Site Agreement.

8.3 In the event of termination of this Agreement by any party, all fees previously due or owing by any party as of the date of termination will be immediately due and payable in full.

9.0   HEALTHGATE TRADEMARKS AND TRADEMARKS OF OTHER

9.1 Notwithstanding the limited right to use the HealthGate Trademarks on the HealthGate Products, Columbia recognizes and acknowledges HealthGate is the sole owner of the HealthGate Trademarks; and all rights therein and the goodwill pertaining thereto belong exclusively to HealthGate. Accordingly, any use by Columbia of the HealthGate Products, or of any HealthGate Trademarks pursuant to this Agreement, shall be subject to HealthGate's approval, which HealthGate may deny or revoke at any time if in HealthGate's sole judgment such use in not consistent with the goodwill otherwise associated with the HealthGate Trademarks. Neither this Agreement nor any rights granted hereunder will operate as a transfer to Columbia or the HealthGate Products of any rights in or to any HealthGate Trademark, except for the limited rights expressly granted under this Agreement.

9.2 Notwithstanding the limited right to use the Columbia Trademarks on the HealthGate Products, HealthGate recognizes and acknowledges Columbia is the sole owner of the Columbia Trademarks; and all rights therein and the goodwill pertaining thereto belong exclusively to Columbia. Accordingly, any use by HealthGate of the Columbia Trademarks pursuant to this Agreement, shall be subject to Columbia's approval, which Columbia may deny or revoke at any time if in Columbia's sole judgment such use in not consistent with the goodwill otherwise associated with the Columbia Trademarks. Neither this Agreement nor any rights


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      granted hereunder will operate as a transfer to HealthGate of any rights in or to any Columbia Trademark, except for the limited rights expressly granted under this Agreement.

10.0  MISCELLANEOUS

10.1 Columbia may sell, transfer, assign or subcontract, any right, license or obligation set forth in this Agreement without the express advance written consent of HealthGate; provided, however, Columbia may not sell, transfer, assign or subcontract, any right, license or obligation set forth in this Agreement to Medscape, WebMD, Healtheon, and Dr. Koop or any of their successors or assigns.

10.2 HealthGate acknowledges that Confidential Information provided by Columbia may also be protected by law. HealthGate will neither disclose such information, directly or indirectly, nor use such information for any purpose except to perform the services described in this Agreement.

      Columbia, on behalf of itself and the Affiliated Providers and HPG Members, acknowledges that Confidential Information provided by HealthGate may also be protected by law. Columbia, the Affiliated Providers and HPG Members will neither disclose such information, directly or indirectly, nor use such information for any purpose except to perform the services described in this Agreement.

      Either party shall take appropriate action, by instruction to or agreement with its employees, agents and subcontractors, to maintain the confidentiality of the Confidential Information. Either party agrees to execute written Confidentiality Agreements with its employees, agents, and subcontractors addressing either party's obligations set forth in this section. Either party shall promptly notify the other party in the event that it learns of any unauthorized release of Confidential Information.

            Either party shall have no obligation with respect to:

      (a) Confidential Information made available to the general public without restriction by the other party or by an authorized third party;

      (b) Confidential Information rightfully known to either party independently of disclosures by the other party under this Agreement;

      (c)   Confidential Information independently developed by either party;

      (d) Confidential Information that either party may be required to disclosure pursuant to subpoena or other lawful process; provided, however, that the party notifies the other party in a timely manner to allow the other party to appear and protect its interests; or

      (e) Any information regarding any Authorized User of the HealthGate Products obtained from or through their use of those products.

            Upon the termination of this Agreement, either party shall:

      (a)   Immediately cease to use the Confidential Information.

      (b) Return to the other party, Confidential Information and all copies thereof within thirty (30) days of the termination or destroy the Confidential Information in accordance with the other party's policy and all-applicable state and federal laws.

      (c) Upon request, certify in writing to the other party that it has complied with its obligations set forth in this Section.


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      The parties acknowledge that monetary remedies may be inadequate to protect their rights with respect to Confidential Information and that, in addition to legal remedies otherwise available to either party, injunctive relief is an appropriate judicial remedy to protect either party's rights in Confidential Information.

      Either party hereby agrees to indemnity and hold harmless the other party from and against any and all liability, loss, damage, claims or causes of action and expenses associated therewith (including attorney's fees) caused directly or indirectly by the party's breach of its obligations under this Section 10.1. Either party may enforce the other party's obligations hereunder by seeking equitable relief which remedy shall be nonexclusive. Either party agrees to provide reasonable assistance and cooperation upon the request of the other party in connection with any litigation against third parties to protect Confidential Information.

10.3 HealthGate and Columbia are and shall remain independent contractors with respect to all matters pursuant to the Agreement.

10.4 All notices required hereunder (except invoice or purchase orders as provided herein) shall be in writing and shall be deemed to have been duly given upon receipt, and shall be either delivered in person, by registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery service with proof of delivery, and addressed as follows:

                  To HealthGate:    Rick Lawson
                                    HealthGate Data Corp.
                                    25 Corporate Drive
                                    Suite 310
                                    Burlington, Massachusetts  01803

                  with a copy to:
                                    Keith Higgins, Esq.
                                    Ropes & Gray
                                    One International Place
                                    Boston, Massachusetts, 02110

                  To Columbia:      Attn:  Director, I/S Contracts
                                    Columbia Information Systems, Inc.
                                    2555 Park Plaza
                                    Nashville, Tennessee  37203

                  with a copy to:
                                    General Counsel
                                    Columbia/HCA Healthcare Corporation
                                    One Park Plaza
                                    Nashville, Tennessee  37203


10.5 Neither party shall be liable nor deemed to be in default of its obligations hereunder for any delay or failure in performance under this Agreement or other interruption of service resulting, directly or indirectly, from acts of God, civil or military authority, act of war, accidents, natural disasters or catastrophes, strikes, or other work stoppages or any other cause beyond the reasonable control of the party affected thereby. However, each party shall utilize it best good faith efforts to perform such obligations to the extent of its ability to do so in the event of any such occurrence or circumstances. If a single force majeure condition causes a delay or failure in performance under this Agreement or other interruption of service exceeding ninety (90) days, the nonaffected party may terminate subject to the requirements of Section 8.2 above by providing a Termination Notice to the affected party.

10.6 In the event of any litigation between the parties concerning this Agreement, the prevailing party shall be awarded reasonable attorney's fees and other costs and expenses incurred in connection with such action.


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10.7  The validity, interpretation, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

10.8 This Agreement, together with the attachments referenced herein, contains a full and complete expression of the rights and obligations of the parties hereto. If any provision of this Agreement conflicts with any attachment to this Agreement, this Agreement shall control with respect to the subject matter of such attachment. This Agreement supersedes any and all other previous agreements, written or oral, made by the parties concerning the subject matter hereof. If any provision of this Agreement is finally held by a court or arbitration panel of competent jurisdiction to be unlawful, the remaining provisions of this Agreement shall remain in full force and effect to the extent that the parties' intent can be lawfully enforced.
















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IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement under seal as of and effective the date first written above:

HEALTHGATE DATA CORP.                       COLUMBIA INFORMATION SYSTEMS, INC.


By:  /s/ William S. Reece                   By: /s/ Noel Williams
     ----------------------------               ---------------------------


Name: William S. Reece                      Name: Noel Williams
      ---------------------------                 -------------------------


Title:  Chief Executive Officer             Title: President
        -------------------------                  ------------------------